UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                                                January 1, 2016

     POTOMAC FUTURES FUND L.P.
 (Exact name of registrant as specified in its charter)

New York	000-50735	13-3937275
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                                                                                                                       (855) 672-4468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective January 1, 2016, Potomac Futures Fund L.P.’s (the “Registrant”) third amended and restated limited partnership agreement (the “Limited Partnership Agreement”) was amended to: (i) provide generally that (A), upon the approval by an affirmative vote of a majority of limited partners unaffiliated with Ceres Managed Futures LLC (the “General Partner”), the Registrant will vote to dissolve any master fund operated by the General Partner into which the Registrant’s assets are invested (a “Master Fund”), in accordance with the organizational documents of such Master Fund, and (B) only the votes of unaffiliated limited partners will be counted in determining whether the requisite number of votes have been received to remove the General Partner or dissolve the Registrant; and (ii) make other conforming amendments.
A copy of the amendment (“Amendment No. 2”) is filed herewith as Exhibit 3.1.

Item 9.01                          Financial Statements and Exhibits
(d)            Exhibits.
The following exhibit is filed herewith.
Exhibit No.	Description
3.1	Amendment No. 2 to the Limited Partnership Agreement of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POTOMAC FUTURES FUND L.P.

By: Ceres Managed Futures LLC, General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date:  January 6, 2016